UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

April 28, 2004

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(909) 493-5300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

c.          Exhibits

99.1                           News Release titled “Watson Pharmaceuticals Reports First Quarter 2004 Results” dated April 28, 2004.

Item 12.  Results of Operations and Financial Condition.

On April 28, 2004, Watson Pharmaceuticals, Inc. (the Company) issued a news release announcing its financial results for the first quarter ended March 31, 2004.  A copy of the Company’s news release is attached hereto as Exhibit 99.1.

In its news release, the Company included future non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission, with respect to the three months ended June 30, 2004 and the year ended December 31, 2004.  The Company believes that its presentation of non-GAAP financial measures provides useful supplementary information to investors.  For the three months ended June 30, 2004, the Company’s forecasted non-GAAP earnings per diluted share exclude an anticipated milestone payment related to a product license agreement.  For the twelve months ended December 31, 2004, the Company’s forecasted non-GAAP earnings per diluted share excludes the milestone payment mentioned above as well as a charge in the first quarter of 2004 related to the repurchase of a portion of the Company’s 7 1/8 percent Senior Notes due 2008.  The Company believes that excluding such items provides a useful tool for investors in evaluting the Company’s performance and trends.  The Company uses both GAAP financial measures and the foregoing non-GAAP financial measures internally to evaluate and manage the Company’s operations and to better understand its business.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 28, 2004.	WATSON PHARMACEUTICALS, INC.

	By:	/s/ Charles P. Slacik
Charles P. Slacik
Executive Vice President and Chief Financial Officer